Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Michael Porter

Porter, Levay & Rose

212-564-4700

UTEK CORPORATION REPORTS RECORD FINANCIAL RESULTS

FOR YEAR ENDED DECEMBER 31, 2004

PLANT CITY, FL — (BUSINESS WIRE) – February 24, 2005 — UTEK Corporation (AMEX: UTK) today announced financial results for the three months and fiscal year ended December 31, 2004.

Year Ended 2004 Financial Results

For the year ended December 31, 2004, income from operations (revenue) was $7,188,615 as compared to $3,805,177 for the year ended December 31, 2003. Net income from operations for the year ended December 31, 2004 was $942,722 as compared to $180,568 for the year ended December 31, 2003. Approximately 84% and 77% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the years ended December 31, 2004 and 2003, respectively.

The net increase (decrease) in net assets from operations (including net income from operations and realized and unrealized gains and losses on investments) was $2,260,084 or $0.37 per weighted average share outstanding for the year ended December 31, 2004, as compared to $(523,864), or $(0.12) per weighted average share outstanding for the year ended December 31, 2003.

The fair value of the Company’s investment portfolio was $13,965,941 at December 31, 2004, as compared to $7,745,354 at December 31, 2003, an increase of 80%. Net asset value per common share outstanding increased to $3.85 at December 31, 2004, from $2.33 at December 31, 2003, an increase of 65%.

The Company ended the year with cash, cash equivalents and short-term investments of $9,320,108, total assets of $25,879,644, net assets of $23,092,943. The Company had no long-term debt outstanding at December 31, 2004.

Weighted average shares outstanding were 6,098,537 and 4,266,918 for the years ended December 31, 2004 and 2003, respectively.

Fourth Quarter 2004 Financial Results

For the fourth quarter of 2004, income from operations (revenue) and net income (loss) from operations were $2,812,443 and $406,022, respectively, as compared to $971,021 and $(37,803) respectively, for the fourth quarter of the prior year. Approximately 87% and 74% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the quarter ended December 31, 2004 and 2003, respectively.

The net increase (decrease) in net assets from operations (including net income from operations plus realized and unrealized gains and losses on investments) for the fourth quarter of 2004 was $1,809,927, or $0.30 per weighted average share outstanding as compared to the net increase (decrease) in net assets from operations of $(1,003,328) or $(0.22) per weighted average share outstanding for the fourth quarter of 2003.

Weighted average shares outstanding were 6,145,144 and 4,575,457 for the quarters ended December 31, 2004 and 2003, respectively.

Clifford M. Gross, Ph.D., UTEK’s Chairman and CEO stated, “Looking at 2005 and beyond, we are enthusiastic about our potential for continued growth. Although there is much more that needs to be done, we believe that our unique model for consummating market-driven technology-transfers, combined with our dedicated team, positions us well for the future.”

Net increases or decreases in net assets resulting from operations can vary substantially from year to year primarily due to the changes in unrealized depreciation or appreciation and the recognition of realized gains and losses, which vary from quarter to quarter. As a result, quarterly and yearly comparisons of net increases in net assets resulting from operations may not be meaningful.

Recent Developments

Circle Group Holdings, Inc. represented 29.4% of our net assets at December 31, 2004. On February 18, 2005, the $0.82 market closing price per share of Circle Group Holdings, Inc. on the American Stock Exchange represented a decrease of 63% from the $2.22 market closing price per share on the American Stock Exchange on December 31, 2004. This decline in the market value of Circle Group Holdings, Inc. may have a material negative impact on UTEK’s financial condition from that reported for the period ended December 31, 2004. Management estimates that, based on the current decline in the market price for Circle Group Holdings, Inc., the Company’s net asset value per share would decrease by approximately $0.39 per share or 10% from the net asset value per share reported at December 31, 2004.

FINANCIAL POSITION INFORMATION

The following tables contain comparative selected financial data as of December 31, 2004 and December 31, 2003 for the three and twelve-month periods ended December 31, 2004 and 2003:

	Year Ended December 31		Percentage Increase
	2004	2003
Total investments at fair value	$13,965,941	$7,745,354	80%
Total assets	$25,879,644	$12,549,448	106%
Total net assets	$23,092,943	$11,152,370	107%
Common shares outstanding	6,003,163	4,790,550	25%
Net asset value per share	$3.85	$2.33	65%

OPERATING INFORMATION

	Year Ended December 31,		Three Months ended December 31,
	2004	2003	2004	2003
Income from operations:
Sale of technology rights	$5,130,614	$2,698,478	$2,198,365	$662,500
Consulting fees	1,980,944	1,086,064	585,898	300,093
Investment income, net	77,057	20,635	28,180	8,428
	7,188,615	3,805,177	2,812,443	971,021
Expenses:
Salaries and wages	1,080,196	746,171	340,502	208,682
Professional fees	559,435	734,658	192,007	93,494
Sales and marketing	2,289,054	817,615	916,759	372,581
General and administrative	1,730,408	1,213,972	667,470	353,624
	5,659,093	3,512,416	2,116,738	1,028,381
Income before income taxes	1,529,522	292,761	695,705	(57,360)
Provision for income taxes (benefit)	586,800	112,193	289,683	(19,557)

Net income from operations	942,722	180,568	406,022	(37,803)

Net realized and unrealized gains (losses):
Net realized gains (losses) on investments, net of income tax benefit of $106,440 and $938,534 for the three and twelve months ended December 31, 2004, respectively, and $696 and $138,085 for the three and twelve months ended December 31, 2003, respectively	1,555,576	(228,871)	176,419	(1,156)
Change in unrealized appreciation (depreciation) of non-controlled affiliate investments, net of deferred income tax (benefit) of $(143,722) and $740,588 for the three and twelve months ended December 31, 2004, respectively, and $(581,687) and $(286,772) for the three and twelve months ended December 31, 2003, respectively	(238,214)	(475,561)	1,227,486	(1,443,833)
Net increase (decrease) in net assets from operations	$2,260,084	$(523,864)	$1,809,927	$(1,482,792)

Conference Call at 10:00 a.m. EST on Friday, February 25, 2005

UTEK will hold a live conference call on Friday, February 25, 2005 at 10:00 a.m. EST to discuss these results. All interested parties are welcome to attend the conference call. The dial-in number is 888-335-6674. For international callers, please call 973-409-9260.

About UTEK Corporation

UTEK is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories. We are the only company that facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities, while allowing research institutions to receive 100% of the royalties. We call this process U2B®. We seek to transfer proprietary technologies to create product differentiation, resulting in a strategic marketplace advantage. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward looking statements can generally be identified as such because the context of the statement will include words such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, UTEK can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of a limited number of companies in its portfolio (including its dependence on the financial performance of Circle Group Holdings, Inc.), the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filing with the Securities and Exchange Commission.

-end-